$45,000,000

                          FINANCING AGREEMENT

                       Dated February   7  , 2000

                             By and Between


                     AMERICAN WOODMARK CORPORATION


                                 And


                        BANK OF AMERICA, N. A.

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                           TABLE OF CONTENTS


     ARTICLE I    DEFINITIONS                                          1
     Section 1.1  Certain Defined Terms.                               1
     Section 1.2  Accounting Terms and Other Definitional
                  Provisions.                                         11

     ARTICLE II   THE CREDIT FACILITIES                               12
     Section 2.1  The Revolving Credit Facility.                      12
        2.1.1     Revolving Credit Facility.                          12
        2.1.2     Procedure for Making Advances Under the
                  Revolving Loan; Lender Protection Loans.            12
        2.1.3     Revolving Credit Note.                              13
        2.1.4     Optional Prepayments of Revolving Loan.             13
        2.1.5     Revolving Loan Account.                             13
        2.1.6     Revolving Credit Unused Line Fee.                   14
        2.1.7     Conversion to Term Notes.                           14
     Section 2.2  The Letter of Credit Facility.                      14
        2.2.1     Letters of Credit.                                  14
        2.2.2     Letter of Credit Fees.                              15
        2.2.3     Terms of Letters of Credit.                         15
        2.2.4     Procedure for Letters of Credit.                    15
        2.2.5     Change in Law; Increased Cost.                      15
     Section 2.3  General Financing Provisions.                       16
        2.3.1     Borrower's Representatives.                         16
        2.3.2     Use of Proceeds of the Loan.                        16
        2.3.3     Computation of Interest and Fees.                   16
        2.3.4     Payments.                                           16
        2.3.5     Liens; Setoff.                                      17
        2.3.6     Requirements of Law.                                17
     Section 2.4  Interest.                                           17
        2.4.2     Inability to Determine Eurodollar Base Rate.        18
        2.4.3     Payment of Interest.                                18
        2.4.4     Default Interest Rate on the Obligations.           18

     ARTICLE III  REPRESENTATIONS AND WARRANTIES                      19
     Section 3.1  Representations and Warranties.                     19
        3.1.1     Subsidiaries.                                       19
        3.1.2     Good Standing.                                      19
        3.1.3     Power and Authority.                                19
        3.1.4     Binding Agreements.                                 19
        3.1.5     No Conflicts.                                       19
        3.1.6     No Defaults, Violations.                            20
        3.1.7     Compliance with Laws.                               20
        3.1.8     Margin Stock.                                       20
        3.1.9     Investment Company Act; Margin Securities.          20
        3.1.10    Litigation.                                         21
        3.1.11    Financial Condition.                                21
        3.1.12    Full Disclosure.                                    21
        3.1.13    Indebtedness for Borrowed Money.                    21
        3.1.14    Taxes.                                              21
        3.1.15    ERISA.                                              22
        3.1.16    Title to Properties.                                22
        3.1.17    Patents, Trademarks, Etc.                           22
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        3.1.18    Employee Relations.                                 22
        3.1.19    Presence of Hazardous Materials or Hazardous
                  Materials Contamination.                            23
     Section 3.2  Survival; Updates of Representations and
                  Warranties.                                         23

     ARTICLE IV   CONDITIONS PRECEDENT                                23
     Section 4.1  Conditions to the Initial Advance and Initial
                  Letter of Credit.                                   23
        4.1.1     Organizational Documents-Borrower.                  24
        4.1.2     Opinion of Borrower's Counsel.                      24
        4.1.3     Consents, Licenses, Approvals, Etc.                 24
        4.1.4     Revolving Credit Note.                              24
        4.1.5     Financing Documents.                                24
        4.1.6     Other Financing Documents.                          25
        4.1.7     Other Documents, Etc.                               25
        4.1.8     Payment of Fees.                                    25
        4.1.9     Insurance Certificate.                              25
     Section 4.2  Conditions to all Extensions of Credit.             25
        4.2.1     Compliance.                                         25
        4.2.2     Default.                                            25
        4.2.3     Representations and Warranties.                     25
        4.2.4     Adverse Change.                                     26
        4.2.5     Legal Matters.                                      26

     ARTICLE V    COVENANTS OF THE BORROWER                           26
     Section 5.1  Affirmative Covenants.                              26
        5.1.1     Financial Statements.                               26
        5.1.2     Reports to SEC and to Stockholders.                 27
        5.1.3     Recordkeeping, Rights of Inspection, Field
                  Examination, Etc.                                   27
        5.1.4     Corporate Existence.                                28
        5.1.5     Compliance with Laws.                               28
        5.1.6     Preservation of Properties.                         28
        5.1.7     Line of Business.                                   28
        5.1.8     Insurance.                                          28
        5.1.9     Taxes.                                              29
        5.1.10    ERISA.                                              29
        5.1.11    Notification of Events of Default and Adverse
                  Development.                                        29
        5.1.12    Hazardous Materials; Contamination.                 30
        5.1.13    Disclosure of Significant Transactions.             31
        5.1.14    Financial Covenants.                                31
     Section 5.2  Negative Covenants.                                 31
        5.2.1     Merger, Acquisition or Sale of Assets.              31
        5.2.2     Subsidiaries.                                       32
        5.2.3     Purchase or Redemption of Securities.               32
        5.2.4     Indebtedness.                                       32
        5.2.5     Investments, Loans and Other Transactions.          32
        5.2.6     Stock of Subsidiaries.                              33
        5.2.7     Subordinated Indebtedness.                          33
        5.2.8     Liens; Confessed Judgment.                          34
        5.2.9     Transactions with Affiliates.                       34
        5.2.10    Other Businesses.                                   34
        5.2.11    ERISA Compliance.                                   34
        5.2.12    Prohibition on Hazardous Materials.                 34
        5.2.13    Method of Accounting; Fiscal Year.                  34

     ARTICLE VI   DEFAULT AND RIGHTS AND REMEDIES                     35
     Section 6.1  Events of Default.                                  35
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        6.1.1     Failure to Pay.                                     35
        6.1.2     Breach of Representations and Warranties.           35
        6.1.3     Failure to Comply with Covenants.                   35
        6.1.4     Default Under Other Financing Documents or
                  Obligations.                                        35
        6.1.5     Receiver; Bankruptcy.                               35
        6.1.6     Involuntary Bankruptcy, etc.                        36
        6.1.7     Judgment.                                           36
        6.1.8     Default Under Other Borrowings.                     36
        6.1.9     Challenge to Agreements.                            36
        6.1.10    Material Adverse Change.                            37
        6.1.11    Liquidation, Termination, Dissolution, Change in
                  Management, etc.                                    37
     Section 6.2  Remedies.                                           37
        6.2.1     Acceleration.                                       37
        6.2.2     Further Advances.                                   37
        6.2.3     Performance by Lender.                              37
        6.2.4     Other Remedies.                                     38

     ARTICLE VII  MISCELLANEOUS                                       38
     Section 7.1  Notices.                                            38
     Section 7.2  Amendments; Waivers.                                38
     Section 7.3  Cumulative Remedies.                                39
     Section 7.4  Severability.                                       40
     Section 7.5  Assignments by Lender.                              41
     Section 7.6  Successors and Assigns.                             41
     Section 7.7  Continuing Agreements.                              41
     Section 7.8  Enforcement Costs.                                  41
     Section 7.9  Applicable Law; Jurisdiction.                       42
        7.9.1     Applicable Law.                                     42
        7.9.2     Jurisdiction.                                       42
        7.9.3     Appointment of Agent for Service of Process.        42
        7.9.4     Service of Process.                                 42
     Section 7.10 Duplicate Originals and Counterparts.               43
     Section 7.11 Headings.                                           43
     Section 7.12 No Agency.                                          43
     Section 7.13 Date of Payment.                                    43
     Section 7.14 Entire Agreement.                                   43
     Section 7.15 Waiver of Trial by Jury.                            44
     Section 7.16 Liability of the Lender.                            44
     Section 7.17 Indemnification.                                    44
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                          FINANCING AGREEMENT

     THIS FINANCING AGREEMENT (this "Agreement") is made this 7th day of February, 2000, by and between AMERICAN WOODMARK
CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the "Borrower"), and BANK OF AMERICA, N. A., a national banking association (the "Lender").

                                  RECITALS

     A. The Borrower has applied to the Lender for certain credit facilities consisting of a revolving credit facility in the maximum principal amount of $45,000,000 and a letter of credit facility as a part of the revolving credit facility to be used by the Borrower for the Permitted Uses described in this Agreement.

     B. The Lender is willing to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                 AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     .1  CERTAIN DEFINED TERMS.

     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

     "Agreement" means this Financing Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of ARTICLE VII.2 (Amendments; Waivers).
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     "Applicable Interest Rate" means the Eurodollar Rate.

     "Applicable Margin" means the applicable rate per annum added, as set forth in ARTICLE II.4(b) (Interest) to the Eurodollar Rate.

     "Assets" means at any date all assets that, in accordance with GAAP consistently applied should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Bank Facilities" means any credit facility provided by the Lender to the Borrower through Bank of America Leasing and/or any private placement by the Lender for the Borrower's benefit from the Closing Date and through April 30, 2002 for equipment acquisition and financing, BUT SPECIFICALLY EXCLUDING an existing commitment from Bank of America Leasing in the maximum principal amount of $3,000,000 and issued and outstanding letters of credit as of the date hereof more specifically identified on SCHEDULE 1.1 attached hereto and made a part hereof and all renewals of such letters of credit.

     "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

     "Base Rate" means the floating and fluctuating per annum prime rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Base Rate does not necessarily represent the lowest or best rate of interest charged by the Lender to Borrower.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

     "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied capitalized on the balance sheet.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one
(1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

     "Cash Flow" means as to the Borrower and its Subsidiaries for any period of determination thereof, the sum of (a) net income (or loss) after deduction of interest expenses and taxes, plus (b) the aggregate amount of depreciation and amortization, all calculated in accordance with GAAP consistently applied.
                                   2
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     "Closing Date" means the Business Day, in any event not later than February __, 2000 on which the Lender shall be satisfied that the conditions precedent set forth in ARTICLE IV.1 (Conditions to Initial Advance) have been fulfilled.

     "Commitment" means the Revolving Credit Commitment or the Letter of Credit Commitment, as the case may be, and "Commitments" means collectively the Revolving Credit Commitment and the Letter of Credit Commitment.

     "Committed Amount" means the Revolving Credit Committed Amount or the Letter of Credit Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Credit Committed Amount and the Letter of Credit Committed Amount.

     "Compliance Certificate" means a periodic Compliance
Certificate described in Section ARTICLE V.1.1 (Financial
Statements).

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal
Revenue Code.

     "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

     "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

     "Current Assets" means at any date, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

     "EBITDA" means as to the Borrower and its Subsidiaries for any period of determination thereof, the sum of earnings before deduction of interest and taxes plus depreciation and amortization.

     "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing
                                    3
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Documents, (b) the creation, collection, maintenance,
preservation, defense, protection, realization upon, or enforcement of all or any part of this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in ARTICLE VII.8 (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations or the Financing Documents.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

     "Eurodollar Loan" means any Loan for which interest is to be computed with reference to the Eurodollar Rate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, (a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:

                       EURODOLLAR BASE RATE
                     1.00 - Reserve Percentage

     "Event of Default" has the meaning described in ARTICLE VI
(Default and Rights and Remedies).

     "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to the Borrower by the Lender whether under this Agreement or otherwise.

     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents.
                                   4
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     "Financing Documents" means at any time collectively this
Agreement, the Notes, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, the Notes, any of the Facilities, and/or any of the Obligations.

     "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

     "Funded Debt" is defined as the sum of senior debt, letter of credit obligations, stockholder debt, Subordinated Indebtedness and the value of all capitalized and synthetic leases.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder;
(c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

     "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof,
                                    5
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(e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot, foreign exchange and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

     "Interest Period" means as to any Eurodollar Loan, the period commencing on and including the date such Eurodollar Loan is made and ending on and including the day which is thirty (30) days thereafter, and thereafter, each period commencing on the last day of the then preceding Interest Period for such Eurodollar Loan and ending on and including the day which is thirty (30) days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                  (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                  (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

     "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

     "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment; and "Items of Payment" means the collective reference to all of the foregoing.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental
Authority.

     "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.
                                   6
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     "Letter of Credit" and "Letters of Credit" shall have the
meanings described in Section ARTICLE II.2.1 (Letters of Credit).

     "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

     "Letter of Credit Commitment" means the agreement of the Lender relating to the issuance of Letters of Credit subject to and in accordance with the provisions of this Agreement.

     "Letter of Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving
Credit Termination Date.

     "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

     "Letter of Credit Facility" means the facility established by the Lender pursuant to Section ARTICLE II.2.1 (Letter of Credit
Facility).

     "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section ARTICLE II.2.2 (Letter of Credit
Fees).

     "Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries, excluding shareholder loans existing as of the date hereof.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan" means the Revolving Loan.
                                   7
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     "Loan Notice" has the meaning described in Section ARTICLE
II.1.2 (Procedure for Making Advances).

     "Management" means the Chairman of the Board, President or Chief Financial Officer of the Borrower.

     "Multi-employer Plan" means a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means as to the Borrower and its Subsidiaries at any date the excess of (a) the Assets, over (b) the Liabilities.

     "Note" means the Revolving Credit Note or any Term Note, individually as the context implies and "Notes" means the Revolving Credit Note and the Term Notes, collectively.

     "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender of any nature whatsoever, including, without limitation, any indebtedness, duties, obligations, and liabilities under or in connection with, any Swap Transaction, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

     "Outstanding Letter of Credit Obligations" has the meaning described in Section ARTICLE II.2.3 (Terms of Letters of Credit).

     "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute
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discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement; (d) protective filings recorded in connection with lease transactions; and (e) purchase money security interests securing Indebtedness for Borrowed Money for the purchase of Equipment in arms-length, commercially reasonable transactions with persons who are not Affiliates; provided, however, that (i) the indebtedness secured shall not exceed the unpaid purchase price of the Equipment acquired, plus reasonable finance charges and the reasonable costs of collection (including, without limitation, reasonable attorneys fees); and (ii) each item of Equipment shall secure only its portion of the indebtedness described in item (i).

     "Permitted Uses" means (a) with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of the Borrower's business, including capital expenditures related to manufacturing expansion contemplated as of the date hereof and (b) with respect to the Letter of Credit Facility, the issuance of documentary and standby letters of credit.

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company, corporation or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

     "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly
Controlled Entity is an "employer" as defined in Section 3 of ERISA.

     "Post-Default Rate" means the Base Rate in effect from time to time, plus two percent (2%) per annum.

     "Prepayment" means a Revolving Loan Optional Prepayment or a
Term Loan Optional Prepayment, as the case may be and "Prepayments" mean collectively all Revolving Loan Optional
Prepayments and all Term Loan Optional Prepayments.

     "Pricing Ratio" means the Borrowers' ratio of Funded Debt to EBITDA.

     "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder.

     "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.
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     "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

     "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving
Credit Termination Date.

     "Revolving Credit Committed Amount" has the meaning described in Section ARTICLE II.1.1 (Revolving Credit Facility).

     "Revolving Credit Expiration Date" means February __, 2005.

     "Revolving Credit Facility" means the facility established by the Lender pursuant to ARTICLE II.1 (Revolving Credit Facility).

     "Revolving Credit Note" has the meaning described in Section
ARTICLE II.1.3 (Revolving Credit Note).

     "Revolving Credit Unused Line Fee" and "Revolving Credit
Unused Line Fees" have the meanings described in Section ARTICLE
II.1.6 (Revolving Credit Unused Fee).

     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to ARTICLE VI.2 or otherwise.

     "Revolving Loan" has the meaning described in Section ARTICLE
II.1.1 (Revolving Credit Facility).

     "Revolving Loan Account" has the meaning described in Section
ARTICLE II.1.5 (Revolving Loan Account).

     "Revolving Loan Optional Prepayment" and "Revolving Loan
Optional Prepayments" have the meanings described in Section
ARTICLE II.1.4 (Optional Prepayment of Revolving Loan).

     "State" means the State of Maryland.

     "Subordinated Indebtedness" means all Indebtedness, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

     "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.
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     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

     "Term Note Optional Prepayment" and "Term Note Optional
Prepayments" have the meanings described in Section ARTICLE II.1.7 (Conversion to Term Notes).

     "Term Note" and "Term Notes" have the meanings described in Section ARTICLE II.1.7 (Conversion to Term Notes).

     "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

     "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

       .2  ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.

       Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used
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herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                            ARTICLE II
                       THE CREDIT FACILITIES

     .1  THE REVOLVING CREDIT FACILITY.

                   .1  REVOLVING CREDIT FACILITY.

                   Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                   The principal amount of Forty Five Million
Dollars ($45,000,000) is the "Revolving Credit Committed Amount". If at any time the unpaid principal balance of the Revolving Loan exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.

                   During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount LESS the aggregate outstanding principal amount under the Bank Facilities and Term Notes, if any.

                   Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other
Obligations shall be due and payable in full on the Revolving
Credit Expiration Date.

                   .2 PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER PROTECTION LOANS.

                   The Borrower may borrow under the Revolving
Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Baltimore time) on the date of the requested borrowing, the Borrower shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within five
(5) Business Days after the making of the requested Revolving Loan. Each Loan Notice shall be irrevocable. In addition, the Borrower hereby irrevocably authorizes the Lender at any time and from time to time if the Lender determines that an event has occurred which impairs the prospect of payment of the Obligations, without further request from or
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notice to the Borrower, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, and/or principal of, and/or interest on, any Loan, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lender may make hereunder exceeds the Revolving Credit Committed Amount.

                   .3  REVOLVING CREDIT NOTE.

                   The obligation of the Borrower to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                   .4  OPTIONAL PREPAYMENTS OF REVOLVING LOAN.

                   The Borrower shall have the option, at any time and from time to time, to prepay (each a "Revolving Loan Optional
Prepayment" and collectively the "Revolving Loan Optional
Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                    .5  REVOLVING LOAN ACCOUNT.

                    The Lender will establish and maintain a loan
account on its books (the "Revolving Loan Account") to which the Lender will (a) DEBIT (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service and collection fees, as and when due and payable, and (b) CREDIT all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.
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                   .6  REVOLVING CREDIT UNUSED LINE FEE.

                   The Borrower shall pay to the Lender a
quarterly revolving credit facility fee on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time LESS the aggregate outstanding principal amount under the Bank Facilities and Term Notes, if any, accruing during each calendar quarter (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount determined quarterly based upon the achievement of the Pricing Ratio as set forth in the following table:

           Funded Debt to EBITDA           Unused Fee
           2.50:1 > but <= 1.51 to 1.0     35 basis points
           1.50:1 > but <= 1.01 to 1.0     30 basis points
           1.0 to 1 or less                20 basis points

                   The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each quarter, commencing on the first such date following the date hereof, and on the Revolving Credit
Termination Date.

                   .7  CONVERSION TO TERM NOTES.

                   Upon proper notice to the Lender, the Borrower may elect to have a portion of the Revolving Loan in an amount not less than $5,000,000 converted to a term note (individually a "Term Note" and collectively, the "Term Notes"). The terms of each Term Note shall be a 10-year amortization maturing on the earlier of the Revolving Credit Expiration Date, 5 years from the date of the Term Note or such other date as is mutually agreed upon by the Borrower and the Lender. The aggregate outstanding principal amount under the Term Notes from time to time shall reduce the principal amount available under the Revolving Credit Commitment. The Borrower shall have the option, at any time and from time to time, to prepay (each a "Term Note Optional Prepayment" and collectively the "Term Note Optional Prepayments") any Term Note, in whole or in part without premium or penalty.

     .2  THE LETTER OF CREDIT FACILITY.

                   .1  LETTERS OF CREDIT.

                   Subject to and upon the provisions of this
Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby or documentary letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount LESS the aggregate outstanding principal amount under the Bank Facilities and Term Notes, if any.
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                   .2  LETTER OF CREDIT FEES.

                   Prior to or simultaneously with the opening of each standby Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee in an amount equal to the customary fees charged by the Lender for standby letters of credit or such other amount as may be negotiated and upon negotiation of each documentary Letter of Credit the Borrower shall pay to the Lender, a letter of credit fee in an amount equal to the customary fees charged by the Lender for negotiation of documentary letters of credit (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees"). Such Letter of Credit Fees for standby Letters of Credit shall be paid upon the opening of the standby Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement.

                  .3  TERMS OF LETTERS OF CREDIT.

                   Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) if a standby Letter of Credit, expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date and if a documentary Letter of Credit, expire on a date not later than two hundred and seventy (270) days from the date of issuance; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under or negotiation of the Letter of Credit (or Letters of Credit), used to pay any such draw or negotiation. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

                   .4  PROCEDURE FOR LETTERS OF CREDIT.

                   The Borrower shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                   .5  CHANGE IN LAW; INCREASED COST.

                   If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem
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applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.

     .3  GENERAL FINANCING PROVISIONS.

                   .1  BORROWER'S REPRESENTATIVES.

                   The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                   .2  USE OF PROCEEDS OF THE LOAN.

                   The proceeds of each advance under the Loan and each Letter of Credit issued hereunder shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing.

                   .3  COMPUTATION OF INTEREST AND FEES.

                   All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Eurodollar Base Rate shall become effective as of the opening of business on the day on which such change in the Eurodollar Base Rate is announced.

                   .4  PAYMENTS.

                   All payments of the Obligations, including,
without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon, Baltimore, Maryland time on the due date of such payment. All such payments shall be made to the Lender's principal office in Baltimore, Maryland or at such other location as the Lender may at any time and from time to time notify the
                                  16
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Borrower.  Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.


                   .5  LIENS; SETOFF.

                   The Borrower hereby grants to the Lender as collateral and security for all of the Obligations, a continuing Lien on any and all monies, Securities, and like assets of the Borrower and any and all proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrower, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                   .6  REQUIREMENTS OF LAW.

                   In the event that the Lender shall have
determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change in such Laws or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation as a consequence of the Lender's obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for the Lender's determination, the Borrower shall pay to the Lender such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.

     .4  INTEREST.

                        (a)  Each Revolving Loan shall bear
interest until maturity (whether by acceleration, declaration, extension or otherwise) at the Eurodollar Rate or as otherwise determined in accordance with the
                                   17
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provisions of this .4, and as may be adjusted from time to time in accordance with the provisions of Section .2 (Inability to Determine Eurodollar Base Rate).

                        (b)  The Applicable Margin for Eurodollar
Loans shall be 50 basis points per annum until a change is required by the operation of .4(c).

                        (c)  Changes in the Applicable Margin
shall be made not more frequently than quarterly based on the Borrower's Pricing Ratio, determined by the Lender in the exercise of its sole and absolute discretion, five (5) Business Days after Lender's receipt of the quarterly reports required by Section
ARTICLE V.1.1(b) (Quarterly Statements and Certificates). The first such determination shall be made based on the Borrower's most recent quarterly statements for the period ended January 31, 2000. The Applicable Margin (expressed as basis points) shall vary depending upon the Borrower's Pricing Ratio, as follows:

               Total Funded Debt to EBITDA     Spread Over LIBOR
               2.50:1 > but <= 1.51 to 1.0           125 bp
               1.50:1 > but <= 1.01 to 1.0            85 bp
               1.0 to 1 > but <=.51 to 1.0          67.5 bp
                .50 to 1 or less                      50 bp

                   .2  INABILITY TO DETERMINE EURODOLLAR BASE RATE.

                   In the event that (a) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate or (b) the Lender shall determine that the Eurodollar Base Rate does not adequately and fairly reflect the cost to the Lender of funding, the Lender shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior to the proposed date for funding such Revolving Loan. If such notice is given, any request for a Eurodollar Loan shall be made as a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrower will not request that any Revolving Loan be made as a Eurodollar Loan.

                   .3  PAYMENT OF INTEREST.

                   Unpaid and accrued interest on any portion of the Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                   .4  DEFAULT INTEREST RATE ON THE OBLIGATIONS.

                   Notwithstanding any provision contained herein
to the contrary, following the occurrence and during the
continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the
Post-Default Rate.
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                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     .1  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender, as follows:

                   .1  SUBSIDIARIES.

                   The Borrower has the Subsidiaries listed on Schedule .1 attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on Schedule .1, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

                   .2  GOOD STANDING.

                   Each of the Borrower and its Subsidiaries, is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its formation, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                   .3  POWER AND AUTHORITY.

                   The Borrower has full power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations.

                   .4  BINDING AGREEMENTS.

                   This Agreement and the other Financing
Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                   .5  NO CONFLICTS.

                   Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented
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by (a) the Borrower's articles of organization of operating agreement, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting any of its property, or (c) to its knowledge, any Laws.

                  .6  NO DEFAULTS, VIOLATIONS.

                           (a)  No Default or Event of Default has
occurred and is continuing.

                           (b)  Neither the Borrower nor any of
its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.

                   .7  COMPLIANCE WITH LAWS.

                   To the best of its knowledge, neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.

                  .8  MARGIN STOCK.

                  None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                   .9  INVESTMENT COMPANY ACT; MARGIN SECURITIES.

                   Neither the Borrower nor any of its
Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System.
                                    20
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                   .10  LITIGATION.

                   Except as otherwise disclosed to the Lender on Schedule .10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

                   .11  FINANCIAL CONDITION.

                   The financial statements of the Borrower dated October 31, 1999, are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrower or any Subsidiary since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                   .12  FULL DISCLOSURE.

                   The financial statements referred to in Section .11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or of any Subsidiary.

                   .13  INDEBTEDNESS FOR BORROWED MONEY.

                   Except for the Obligations and except as set forth in Schedule .13 attached to and made a part of this Agreement, the Borrower has no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule .13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                   .14  TAXES.

                   The Borrower and its Subsidiaries have filed
all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on
                                   21
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any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section .11 (Financial Condition), and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.

                   .15  ERISA.

                   With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code 412 or ERISA 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA 4203 from any Multi-employer Plan; (e) neither the Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA 4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA
4241 nor has notice been received by the Borrower or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".

                   .16  TITLE TO PROPERTIES.

                   The Borrower has good and marketable title to all of its properties, including, without limitation, the properties and assets reflected in the balance sheets described in Section .11 (Financial Condition). The Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

                   .17  PATENTS, TRADEMARKS, ETC.

                   The Borrower and its Subsidiaries owns,
possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section .11 (Financial Condition).

                   .18  EMPLOYEE RELATIONS.

                   Except as disclosed on Schedule .18 attached
hereto and made a part hereof, (a) neither the Borrower nor any Subsidiary thereof nor the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower, (c) there are no
                                   22
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strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between the Borrower and its employees, and (d) neither the Borrower nor any Subsidiary is subject to a written employment contract, severance agreement, commission contract, consulting agreement or bonus agreement in an amount in excess of One Hundred Thousand Dollars ($100,0000) per year. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or for which any claim may be made against the Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which it is bound.

                   .19 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION.

                   Except as disclosed on SCHEDULE .19 attached hereto and made a part hereof, to the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

     .2  SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section .1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section ARTICLE V.1.1 (Financial Statements).


                                  ARTICLE IV
                             CONDITIONS PRECEDENT

     .1  CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT.

     The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:
                                    23
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                   .1  ORGANIZATIONAL DOCUMENTS-BORROWER.

     The Lender shall have received:

                        (a) a certificate of good standing for
     the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower;

                        (b) a certificate of qualification to
     do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;

                        (c) a certificate dated as of the Closing
     Date by the Secretary or an Assistant Secretary of the Borrower covering:

                             (i) true and complete copies of the
          Borrower's corporate charter, bylaws, and all amendments thereto;

                             (ii) true and complete copies of the
          resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents, (ii) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement; and

                             (iii) the incumbency, authority and
          signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party.

                   .2  OPINION OF BORROWER'S COUNCEL.

                   The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.

                   .3  CONSENTS, LICENSES, APPROVALS, ETC.

                   The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                   .4  REVOLVING CREDIT NOTE.

                   The Lender shall have received the Revolving
Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                   .5  FINANCING DOCUMENTS.

                   The Borrower shall have executed and delivered
the Financing Documents to be executed by them.
                                    24
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                   .6  OTHER FINANCING DOCUMENTS.

                   In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

                   .7  OTHER DOCUMENTS, ETC.

                   The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                   .8  PAYMENT OF FEES.

                   The Lender shall have received payment of any Fees due on or before the Closing Date.

                   .9  INSURANCE CERTIFICATE.

                   The Lender shall have received an insurance certificate in accordance with the provisions of Section ARTICLE
V.1.8 (Insurance).

     .2  CONDITIONS TO ALL EXTENSIONS OF CREDIT.

      The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                   .1  COMPLIANCE.

                   The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                   .2  DEFAULT.

                   There shall exist no Event of Default or Default hereunder.

                   .3  REPRESENTATIONS AND WARRANTIES.

                   The representations and warranties of the
Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section ARTICLE III.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section ARTICLE V.1.1 (Financial Statements).
                                    25
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                   .4  ADVERSE CHANGE.

                   No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.

                   .5  LEGAL MATTERS.

                   All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                  ARTICLE V
                           COVENANTS OF THE BORROWER

     .1  AFFIRMATIVE COVENANTS.

     So long as any of the Obligations or the Commitments shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                   .1  FINANCIAL STATEMENTS.

                   The Borrower shall furnish to the Lender:

                        (a) Annual Statements and Certificates.
The Borrower shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of each fiscal year of the Borrower, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year,
(ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, and
(iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

                        (b) Quarterly Statements and Certificates.
The Borrower shall furnish to the Lender as soon as available, but in no event more than forty five (45) days after the close of the Borrower's fiscal quarters, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant which is applicable for the period reported and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has
                                  26
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occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                        (c) Tax Returns.  The Borrower will
furnish to the Lender, not later than thirty (30) days after the date of filing with the Internal Revenue Service, a complete copy of the Borrower's corporate tax return.

                        (d) Annual Budget and Projections.  The
Borrower shall furnish to the Lender as soon as available, but in no event later than the 45th day after the close of the previous fiscal year:

                             (i) a consolidated budget and pro forma
           financial statements on a quarterly basis for the following fiscal year, and

                             (ii) three year projections.

                   The Lender agrees that it shall keep
confidential all projections delivered to it by the Borrower pursuant to the terms of this subsection.

                        (e) Additional Reports and Information.
The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                   .2  REPORTS TO SEC AND TO STOCKHOLDERS.

                   The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

                   .3  RECORDKEEPING, RIGHTS OF INSPECTION, FIELD
                       EXAMINATION, ETC.

                           (a) The Borrower shall, and shall cause
each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                            (b) The Borrower shall, and shall
cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                            (c) The Borrower hereby irrevocably
authorizes all accountants and auditors employed by the Borrower and/or any Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial
                                    27
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statements, trial balances, management letters, or other
accounting records of any nature of the Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and its Subsidiaries. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and/or any Subsidiaries, whether made by the Borrower or otherwise.

                   .4  CORPORATE EXISTENCE.

                   The Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

                   .5  COMPLIANCE WITH LAWS.

                   The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, or the Borrower's financial condition.

                   .6  PRESERVATION OF PROPERTIES.

                   The Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

                   .7  LINE OF BUSINESS.

                   The Borrower will continue to engage
substantially only in the business of manufacturing and distribution of cabinetry.

                   .8  INSURANCE.

                   The Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the
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Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it and business interruption coverage. The Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request and which is customarily provided to the Lender by borrowers in a like industry at the time.

                   .9  TAXES.

                   Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                   .10  ERISA.

                   The Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

                   .11  NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE
                        DEVELOPMENTS

                   The Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                        (a) any Event of Default;

                        (b) any Default;
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                        (c) any litigation instituted or threatened
     against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;

                        (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;

                        (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                        (f) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                        (g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower propose to take with respect thereto.

                   .12  HAZARDOUS MATERIALS; CONTAMINATION.

                   The Borrower agrees to:

                        (a) give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

                        (b) promptly comply with any Laws
requiring the removal, treatment or disposal of Hazardous
Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;
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                        (c) provide the Lender, within thirty (30)
days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                        (d) as part of the Obligations, defend,
indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

                   .13  DISCLOSURE OF SIGNIFICANT TRANSACTIONS.

                   The Borrower shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Five Hundred Thousand Dollars ($500,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

                   .14  FINANCIAL COVENANTS.

                        (a) Liabilities to Net Worth Ratio.  The
Borrower will maintain, tested as of the end of each of the Borrower's fiscal years, a Liabilities to Net Worth Ratio equal to not more than 1.5 to 1.0.

                        (b) Funded Debt to EBITDA Ratio.  The
Borrower will maintain, tested as of the end of each fiscal quarter for the quarter then ending and the three immediately preceding quarters, a Funded Debt to EBITDA Ratio equal to not less than 2.5 to 1.0.

     .2  NEGATIVE COVENANTS.

     So long as any of the Obligations or the Commitments shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

                   .1 MERGER, ACQUISITION OR SALE OF ASSETS.

                   The Borrower will not enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.
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                   .2  SUBSIDIARIES.

                   The Borrower will not create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof and identified on Schedule ARTICLE III.1.1.

                   .3  PURCHASE OR REDEMPTION OF SECURITIES.

                   The Borrower will not purchase, redeem or otherwise acquire any warrants now or hereafter outstanding, apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any warrants, permit any Subsidiary to purchase or acquire any warrants issued by, the Borrower, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

                   .4  INDEBTEDNESS.

                   The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

                        (a) the Obligations;

                        (b) accounts payable arising in the ordinary course;

                        (c) Indebtedness for Borrowed Money secured by Permitted Liens;

                        (d) other Bank Facilities;

                        (e) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to Section ARTICLE III.1.11 (Financial Condition);

                        (f) Indebtedness of the Borrower identified on Schedule .4 attached hereto and made a part hereof;

                        (g) Capital Leases;

                        (h) Other Indebtedness of the Borrower in an aggregate amount outstanding at any time equal to not more than $1,000,000; and

                        (i) Subordinated Indebtedness.

                   .5  INVESTMENTS, LOANS AND OTHER TRANSACTIONS.

                   Except as otherwise provided in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such
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Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                        (i) any advance to an officer of the Borrower or of any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed One Hundred Thousand Dollars ($100,000);

                        (ii) advances or loans to an officer of the Borrower or of any Subsidiary or to employees of the Borrower or of any Subsidiary made in the ordinary course of business;

                        (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                        (iv) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations; and

                        (v) trade credit extended to customers in the ordinary course of business.

                   .6  STOCK OF SUBSIDIARIES.

                   The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                   .7  SUBORDINATED INDEBTEDNESS.

                   The Borrower will not, and will not permit any Subsidiary to make:

                        (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;

                        (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                        (c) any amendment or modification of or
     supplement to the documents evidencing or securing the Subordinated Indebtedness; or
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                        (d) payment of principal or interest on the
     Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                   .8  LIENS; CONFESSED JUDGMENT.

                   The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower and (f) will not, as a material part of its business, engage in the sale of goods belonging to others.

                   .9  TRANSACTIONS WITH AFFILIATES.

                   Except as disclosed on SCHEDULE .9, the
Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.

                   .10  OTHER BUSINESSES.

                   Neither the Borrower nor its Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                   .11  ERISA COMPLIANCE.

                   Neither the Borrower nor any Commonly
Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                   .12  PROHIBITION ON HAZARDOUS MATERIALS.

                   The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.

                   .13  METHOD OF ACCOUNTING; FISCAL YEAR.

                   (a) The Borrower shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section .1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's
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accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.

                   (b) Without the prior written consent of the Lender, the Borrower will not change their fiscal year from a year ending on April 30.


                                   ARTICLE VI
                        DEFAULT AND RIGHTS AND REMEDIES

     .1  EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                   .1  FAILURE TO PAY.

                   The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other
Financing Documents.

                   .2  BREACH OF REPRESENTATIONS AND WARRANTIES.

                   Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                   .3  FAILURE TO COMPLY WITH COVENANTS.

                   The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                   .4  DEFAULT UNDER OTHER FINANCING DOCUMENTS OR
                       OBLIGATIONS.

                   A default shall occur under any of the other
Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                   .5  RECEIVER; BANKRUPTCY.

                   The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such
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proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.

                   .6  INVOLUNTARY BANKRUPTCY, ETC.

                   (a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                   .7  JUDGEMENT.

                   Unless adequately insured or bonded in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $1,000,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                   .8  DEFAULT UNDER OTHER BORROWINGS.

                   Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loan and the Outstanding Letter of Credit Obligations) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                   .9  CHALLENGE TO AGREEMENTS.

                   The Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective.
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                   .10  MATERIAL ADVERSE CHANGE.

                   The Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.

                   .11 LIQUIDATION, TERMINATION, DISSOLUTION, CHANGE IN MANAGEMENT, ETC.

                   The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change, other than as a result of death, disability or retirement, occurs in a majority of the Management of the Borrower without the prior written consent of the Lender.

     .2  REMEDIES.

     Upon the occurrence of any Default or Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

                   .1  ACCELERATION.

                   The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

                   .2  FURTHER ADVANCES.

                   The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections .1.5 (Receiver; Bankruptcy) or .1.6 (Involuntary Bankruptcy, etc.), the Commitments and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

                   .3  PERFORMANCE BY LENDER.

                   Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for suchpurpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date
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of payment, advance or incurring until paid in full at the Post-
Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.

                   .4  OTHER REMEDIES.

                   The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.


                                ARTICLE VII
                               MISCELLANEOUS

     .1  NOTICES.

     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          Borrower:      AMERICAN WOODMARK CORPORATION
                         3102 Shawnee Drive
                         Winchester, Virginia 22601
                         Attn:  Chief Financial Officer

          Lender:        Bank of America, N. A
                         431 Dual Highway
                         Hagerstown, Maryland 21740
                         Attn:  E. Douglas Corbiser

     By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     .2  AMENDMENTS; WAIVERS.

     This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrower. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any
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departure by the Borrower therefrom, shall in any event be
effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

     Without implying any limitation on the foregoing:

                        (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                        (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                        (c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

                        (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

                        (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     .3  CUMULATIVE REMEDIES.

     The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:
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                        (a) proceed against the Borrower with or
     without proceeding against any Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                        (b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any collateral and security for all or any part of the Obligations;

                        (c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                        (d) without reducing or impairing the obligations of the Borrower and without notice thereof: approve the making of advances under the Revolving Loan under this Agreement, approve the issuance of Letters of Credit under this Agreement, waive any provision of this Agreement or the other Financing Documents, exercise or fail to exercise rights of set-off or other rights, or accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

     .4  SEVERABILITY.

     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                        (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                        (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                        (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and

                        (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.
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     .5  ASSIGNMENTS BY LENDOR.

     The Lender may, without notice to, or consent of, the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

     .6  SUCCESSORS AND ASSIGNS.

     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     .7  CONTINUING AGREEMENTS.

     All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan, the issuance of Letters of Credit by the Lender and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

     .8  ENFORCEMENT COSTS.

     The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees
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referred to in this Section.  The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     .9  APPLICABLE LAW; JURISDICTION.

                   .1  APPLICABLE LAW.

                   As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                   .2  JURISDICTION.

                   The Borrower irrevocably submits to the
jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                   .3  APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

                   The Borrower hereby irrevocably designates and appoints Ann L. Ramsey, Esquire, McGuireWoods Battle & Boothe LLP, at 7 St. Paul Street, Suite 1000, Baltimore, Maryland, 21202, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this
Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                   .4  SERVICE OF PROCESS.

                   The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to .1 (Notices), and (b) serving a copy thereof
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upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service
(y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     .10  DUPLICATE ORIGINALS AND COUNTERPARTS.

     This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     .11  HEADINGS.

     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     .12  NO AGENCY.

     Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

     .13  DATE OF PAYMENT.

     Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the applicable Note during such extension.

     .14  ENTIRE AGREEMENT.

     This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.
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     .15  WAIVER OF TRIAL BY JURY.

     THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) ANY OF THE FINANCING DOCUMENTS. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

     This waiver is knowingly, willingly and voluntarily made by the Borrower and the Lender, and the Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     .16  LIABILITY OF THE LENDER.

     The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections.

     By inspecting any properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

     .17  INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless, the Lender, the Lender's parent and Affiliates and the Lender's parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Financing Documents, or any other Event of Default (b) the use by the Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrower or any of its Affiliates by any
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other Person, or (ii) any Indemnified Party by the Borrower in
connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrower shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                     AMERICAN WOODMARK
CORPORATION



/s/ Glenn Eanes                        By:/s/ Kent Guichard           (Seal)
---------------                           -----------------------
                                          Kent Guichard
                                          Chief Financial Officer


WITNESS:                               BANK OF AMERICA, N. A.



/s/ Kathy Miller                       By:/s/ E. Douglas Corbiser     (Seal)
----------------                          -----------------------
                                          E. Douglas Corbiser
                                          Senior Vice President

                                    45
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                            LIST OF EXHIBITS

     A.  Revolving Credit Note

     B.  Form of Compliance Certificate


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EXHIBIT B

                         COMPLIANCE CERTIFICATE

     THIS CERTIFICATE is made as of __________________, 200_ , by AMERICAN WOODMARK CORPORATION, a corporation organized under the laws of the State of ___________ (the "Borrower"), to Bank of America, N. A, a national banking association (the "Lender"), pursuant to Section of the Financing Agreement dated February __, 2000, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.

     I, ____________________, hereby certify that I am the ______________ of the Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

     1. This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

     2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, 199__ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to Section 5.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

     3.  As required by Section 5.1.1(__) of the Financing
Agreement, I have set forth on SCHEDULE 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

     4. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 6 of the Financing
Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

     5. On the date hereof, the representations and warranties contained in Article 3 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

     WITNESS my signature this _____ day of ____________, 200_.

                                      AMERICAN WOODMARK CORPORATION


                                      __________________________
                                      Name:
                                      Title:


                                    1
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                                                         Schedule 1

                                    2
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                                                         Schedule 2


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                            LIST OF SCHEDULES

Schedule 1.1                    Outstanding Letters of Credit
Schedule ARTICLE III.1.1        Subsidiaries
Schedule ARTICLE III.1.10       Litigation
Schedule ARTICLE III.1.13       Other Indebtedness
Schedule ARTICLE III.1.18       Employee Relations
Schedule ARTICLE III.1.19       Environmental Matters
Schedule ARTICLE V.2.4          Indebtedness
Schedule ARTICLE V.2.9          Transaction with Affiliates


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